13 Weeks Ended
                                                     --------------------------
                                                     May 2, 1998    May 3, 1997
                                                     -----------    -----------

     The computation of net (loss) available & adjusted shares outstanding follows:

     Net (loss)                                       $ (2,790)      $ (1,361)
     Less:
          Series A preferred stock dividends              (864)          (864)
          Series B preferred stock dividends              (703)          (656)
                                                     --------------------------
A)  Net (loss) used for basic computation            $ (4,357)      $ (2,881)

     Add (where dilutive):
          Series A preferred stock dividends                 -              -
          Series B preferred stock dividends                 -              -
                                                     --------------------------
B)  Net (loss) used for diluted computation          $ (4,357)      $ (2,881)

C)   Weighted average number of common shares
          outstanding, used for basic calculation    4,930,770      4,817,707

     Add (where dilutive) assumed conversion of:
          Series A preferred stock                           -              -
          Series B preferred stock                           -              -
          Stock options                                      -              -
          Warrants for series A preferred stock              -              -
          Warrants for common stock                          -              -
                                                     --------------------------
D)   Adjusted shares outstanding, used for
          fully diluted computation                  4,930,770      4,817,707

     Earnings per share:
          Basic (A divided by C)                       $ (0.88)       $ (0.60)
          Diluted (B divided by D)                     $ (0.88)       $ (0.60)

E)   Extraordinary item                               $ (2,750)           $ -
     Extraordinary item per share (E divided by C)     $ (0.56)           $ -